Financial Institutions, Inc. Announces New Share Repurchase Program

WARSAW, N.Y. – September 22, 2025 – Financial Institutions, Inc. (NASDAQ: FISI) (the “Company”), the parent company of Five Star Bank and Courier Capital, LLC, today announced that its Board of Directors (the “Board”) has approved a new share repurchase program for up to 1,006,379 shares of its common stock, or approximately 5% of the Company’s outstanding common shares. Effective September 18, 2025, the new share repurchase program replaces and terminates the prior share repurchase program authorized by the Board in June 2022.

“The Board’s decision to authorize a new, larger share repurchase program reflects its confidence in our Company’s ability to deliver consistent financial results and execute against our strategic priorities to deliver long-term value to shareholders,” said President and Chief Executive Officer Martin K. Birmingham. “Following the success of our fourth quarter 2024 public equity offering and the strength of our earnings in the quarters since, we believe this authorization provides us the appropriate flexibility to return capital to our investors, even as we invest in and grow our consumer, commercial and wealth business lines organically.”

The new repurchase program permits shares to be repurchased in open market transactions or private transactions, through block trades or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The repurchase program has no expiration date.

Repurchases, if any, will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its shareholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be subject to the limitations set forth in Rule 10b-18 of the Exchange Act and other applicable legal requirements.

The timing and number of shares repurchased, if any, will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, trading volume and other corporate liquidity priorities. The repurchase program does not obligate the Company to repurchase any shares, and it may be extended, modified or discontinued by the Board at any time.

About Financial Institutions, Inc.

Financial Institutions, Inc. (NASDAQ: FISI) is a financial holding company with approximately $6.1 billion in assets as of June 30, 2025, offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Courier Capital, LLC offers customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at Five-StarBank.com and FISI-Investors.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "anticipate," "believe," "continue," "estimate," "expect," "focus,"

"forecast," "intend," "may," "plan," "preliminary," "should," "target" or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; inflation; tariffs; changes in deposit flows and the cost and availability of funds; fraudulent deposit activity; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company's customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the SEC, could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company's compliance with regulatory requirements; general economic and credit market conditions nationally and regionally; and the macroeconomic volatility related to global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

For additional information contact:

Kate Croft

Director of Investor Relations and Corporate Communications

(716) 817-5159

klcroft@five-starbank.com